EXHIBIT 99.1
[I.D. SYSTEMS, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE

                                  CONTACT: I.D. SYSTEMS, INC.
                                           Ned Mavrommatis
                                           Chief Financial Officer
                                           nmavrommatis@id-systems.com
                                           ---------------------------
                                           Phone 201-996-9000  Fax 201-996-9144

           I.D. SYSTEMS, INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

Hackensack, NJ, April 28, 2004 --

I.D. Systems, Inc. (NASDAQ: IDSY) today announced its financial results for the three months ended March 31, 2004. Revenues in the quarter increased 68% to $2,705,000, up from $1,609,000 in the three months ended March 31, 2003. The increase was attributable primarily to continued customer acceptance and market penetration of the company's patented Wireless Asset Net(TM) system for tracking and managing fleets of industrial equipment. Gross profit margins in the quarter remained strong and stable at 54%. Net income was $95,000, or $.01 per basic and diluted share, compared to a net loss of $385,000, or $.06 per basic and diluted share, in the same period last year.

"The company's positive results continue to be in line with our strategy for building shareholder value," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer. "We remain focused on simultaneously increasing business with existing customers, developing new customers -- especially in vertical markets where our system has demonstrated success -- and expanding into new applications of our patented RFID-based asset management technology. We are pleased with essentially every aspect of I.D. Systems' business: revenue growth, cost containment, profit margins, and the effectiveness of our technical solutions in the marketplace. We believe the Wireless Asset Net is capable of delivering a significant return on investment as well as a wide range of security, safety, and operational benefits."

"I.D. Systems' financial condition remains strong," added Ned Mavrommatis, I.D. Systems' chief financial officer. "As of March 31, 2004, the company had $8,208,000 in cash, cash equivalents and investments, and $8,758,000 of working capital, compared to $8,618,000 and $8,180,000, respectively, at December 31, 2003."

Selling, general and administrative expenses in the three months ended March 31, 2004 were $1,273,000 compared to $1,083,000 in the same period of 2003. The increase was attributable primarily to higher sales, marketing and customer service payroll expenses. As a percentage of revenues, however, selling, general and administrative expenses decreased to 47% compared to 67% in the first quarter of 2003.

Research and development expenditures in the quarter decreased 33% to $155,000, compared to $232,000 in the first quarter of 2003, as customer funding offset a substantial portion of internal R&D costs.

Highlights of the quarter ended March 31, 2004 included:

     o A contract with Ford Motor Company (NYSE: F) to provide enterprise-wide, comprehensive support and maintenance for I.D. Systems' Industrial Vehicle Electronic Control System (IVECS). I.D. Systems and Ford are currently implementing a roll out of IVECS to Ford manufacturing facilities throughout North America. The comprehensive support and maintenance program covers all facilities involved in the roll out and will accommodate future plants as additional equipment orders are placed.

     o A contract with Target Corporation (NYSE: TGT) to roll out I.D. Systems' Wireless Asset Net fleet management system on approximately 400 material handling vehicles in Target distribution facilities throughout the United States. This roll out program followed a successful pilot initiative.

     o The launch of a new generation of wireless hardware for tracking, securing, and managing fleets of vehicles and other equipment. I.D. Systems' new Universal Vehicle Asset Communicator, or UVAC 02, can be installed more quickly and easily than earlier hardware generations, simplifies interactivity for equipment operators, and allows for easier maintenance.

     o Continued implementation of a rental fleet version of the Wireless Asset Net on Avis Rent A Car System's 2,000-vehicle fleet in Puerto Rico. Avis, a wholly owned subsidiary of Cendant Corp. (NYSE: CD), is using the system to automate various aspects of the car rental and return process, with the goal of improving customer service and increasing the efficiency of fleet operations.

     o Continued progress on the deployment and testing of an airport vehicle security system at Newark Liberty International Airport, under a program funded by the U.S. Transportation Security Administration
          (TSA) and administered through the joint cooperation of the TSA and Port Authority of New York and New Jersey.

                               ABOUT I.D. SYSTEMS

Based in Hackensack, New Jersey, I.D. Systems, Inc. is a leading provider of wireless solutions for corporate asset management. I.D. Systems' customers include 3M Company, American Axle, Archer Daniels Midland, Daimler Chrysler, Deere & Co., Ford Motor Company, General Dynamics, Hallmark Cards, Northrop Grumman, Target Corporation, Walgreen Co., the U.S. Navy, the U.S. Postal Service, and the U.S. Transportation Security Administration, among others. Using local area networks, wide area networks, and the Internet, the company's systems enable management to control and track the location and status of their assets-- from forklifts and cranes to automobiles and trucks-- in real time. For more information on I.D. Systems, Inc., visit www.id-systems.com.

                               ------------------

                          ABOUT THE WIRELESS ASSET NET

The Wireless Asset Net is designed to improve workplace safety and security by restricting industrial vehicle access to trained, authorized operators (as required by OSHA) and providing electronic safety inspection checklists. The system is designed to reduce maintenance expenses by automatically reporting vehicle issues in real time, scheduling maintenance according to actual usage rather than on a calendar basis, and helping management determine the optimal economic time to replace equipment. The system is also designed to improve productivity by ensuring equipment is in the proper place at the right time and by providing management with unique reports on vehicle utilization.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive products, product demand and market acceptance risks, fluctuations in operating results and other risks detailed from time to time in I.D. Systems' filings with the Securities and Exchange Commission. These risks could cause I.D. Systems' actual results for the current fiscal year and beyond to differ materially from those expressed in any forward looking statements made by, or behalf of, I.D. Systems.

                              - Tables to Follow -

                               I.D. SYSTEMS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                             THREE MONTHS ENDED
                                                                  MARCH 31,

                                                             2003              2004
                                                        --------------    ---------------

Revenues                                                 $ 1,609,000         $ 2,705,000
Cost of Revenues                                             755,000           1,255,000
                                                        --------------    ---------------

Gross Profit                                                 854,000           1,450,000
Selling, general and administrative expenses               1,083,000           1,273,000
Research and development expenses                            232,000             155,000
                                                        --------------    ---------------

Income (loss) from operations                               (461,000)             22,000
Interest income                                               86,000              54,000
Interest expense                                             (10,000)            (18,000)
Other income                                                      --              37,000
                                                        --------------    ---------------

NET INCOME (LOSS)                                        $  (385,000)        $    95,000
                                                        ==============    ===============

NET INCOME (LOSS) PER SHARE -- BASIC                     $     (0.06)        $      0.01
                                                        ==============    ===============

NET INCOME (LOSS) PER SHARE -- DILUTED                   $     (0.06)        $      0.01
                                                        ==============    ===============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -- BASIC        6,804,000           7,170,000
                                                        ==============    ===============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING -- DILUTED      6,804,000           8,114,000
                                                        ==============    ===============

                               I.D. SYSTEMS, INC.
                            CONDENSED BALANCE SHEETS

                                                                                     MARCH 31, 2004
                                                              December 31, 2003       (UNAUDITED)
                                                              ----------------     ------------------
ASSETS
         Cash and cash equivalents                            $     3,179,000       $     2,975,000

         Investments                                                3,339,000             3,371,000

         Accounts receivable, net                                   2,204,000             3,054,000

         Inventory                                                    676,000               693,000

         Investment in sales type leases                               37,000                37,000

         Interest receivable                                           75,000                83,000

         Officer loan                                                  10,000                10,000

         Prepaid expenses and other current assets                    129,000                98,000
                                                              ----------------      ---------------

                  Total current assets                              9,649,000            10,321,000

Investments                                                         2,100,000             1,862,000

Fixed assets, net                                                     845,000               861,000

Investment in sales type leases                                        73,000                64,000

Officer loan                                                           31,000                28,000

Deferred contract costs                                               675,000               703,000

Other assets                                                           97,000                87,000
                                                              ----------------       ---------------
                                                              $    13,470,000        $   13,926,000
                                                              ================       ===============
LIABILITIES

         Accounts payable and accrued expenses                $     1,055,000        $    1,145,000

         Long term debt - current portion                             188,000               191,000

         Line of credit                                               137,000               137,000

         Deferred revenue                                              89,000                90,000
                                                              ----------------       ---------------
                                                                    1,469,000             1,563,000
                  Total current liabilities

Long term debt                                                        648,000               599,000

Deferred revenue                                                      285,000               263,000

Deferred rent                                                          89,000                95,000
                                                              ----------------       ---------------

                                                                    2,491,000             2,520,000
                                                              ----------------       ---------------
STOCKHOLDERS' EQUITY

Preferred stock; authorized 5,000,000 shares,
$.01 par value; none issued

Common stock; authorized 15,000,000 shares,
$.01 par value; issued and                                             71,000                72,000
outstanding 7,097,000 shares and 7,231,000 shares

Additional paid-in capital                                         22,804,000            23,135,000

Treasury stock; 40,000 shares at cost                                (113,000)             (113,000)
Accumulated deficit                                               (11,783,000)          (11,688,000)
                                                              ----------------       ---------------

                                                                   10,979,000            11,406,000
                                                              ----------------       ---------------


                                                              $    13,470,000        $   13,926,000
                                                              ================       ===============